EXHIBIT 99.1

3D Systems Reports 2012 Results

- Delivers Record Quarterly and Annual Revenue and Gross Profit

- Completes Three-for-Two Stock Split and Commences Post Split NYSE Trading

- Expects 2013 Revenue of $440 million to $485 million and non-GAAP EPS of $1.00 to $1.15

ROCK HILL, S.C., Feb. 25, 2013 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today non-GAAP earnings of 39 cents per share for the fourth quarter of 2012 and GAAP earnings of 19 cents per share resulting in full year 2012 non-GAAP earnings of $1.25 and GAAP earnings of $0.71.

The company reported that its fourth quarter revenue grew 45.4% from the prior year to $101.6 million on a 93% surge in printers' and other products revenue and 18.8% organic growth. Stronger printer demand bolstered quarter-end backlog to $11.4 million at year-end, a 23% sequential increase, which included $3.2 million related to current printers' sales. Gross profit increased 60% and gross profit margin expanded 460 basis points to 51.7% contributing to non-GAAP net income improvement of 64% over the 2011 quarter.

For the full year 2012, revenue grew 53.5% to $353.6 million, on 90% printers' and other products revenue increase and 22.4% organic growth. Gross profit increased 66.2% and gross profit margin expanded 390 basis points to 51.2%.

The company generated $53.0 million of cash from operations in 2012, and ended the year with $155.9 million of available cash, after incurring a $46.5 million increase in its annual operating expenses primarily from increased sales, marketing and acquisitions costs. The increase included $8.9 million of higher R&D expenditures in support of its expanded portfolio.

"We are very pleased to report outstanding quarterly and annual results on accelerated printers' sales," said Avi Reichental, 3D Systems' President and Chief Executive Officer. "We believe that our results reflect the potency of our diversified portfolio, productivity of our channels and effectiveness of our strategic growth initiatives."

The table below summarizes the company's key 2012 non-GAAP financial results for the fourth quarter and full year.

Non-GAAP Operating Highlights	Fourth Quarter			Full Year
($ in millions, except per share amounts)	2012	2011	% Change Favorable (Unfavorable)	2012	2011	% Change Favorable (Unfavorable)
Revenue (GAAP)	$ 101.6	$ 69.9	45.4%	$ 353.6	$ 230.4	53.5%
Gross profit	$ 52.6	$ 32.9	59.7%	$ 181.4	$ 109.3	66.0%
% of revenue	51.7%	47.1%		51.3%	47.4%
Operating expenses	$ 28.2	$ 16.8	(67.5%)	$ 99.8	$ 63.0	(58.3%)
% of revenue	27.7%	24.1%		28.2%	27.4%
Operating income	$ 24.4	$ 16.1	51.5%	$ 81.6	$ 46.3	76.5%
% of revenue	24.0%	23.0%		23.1%	20.1%
Net income	$ 22.6	$ 13.8	63.6%	$ 67.9	$ 41.0	65.7%
% of revenue	22.2%	19.8%		19.2%	17.8%
Diluted earnings per share	$0.39	$ 0.27	44.4%	$1.25	$0.81	54.3%
Available cash & cash equivalents	$ 155.9	$ 179.1	(13.0%)	$ 155.9	$ 179.1	(13.0%)
Depreciation & amortization	$ 2.4	$ 1.5	(63.3%)	$ 10.1	$ 6.0	(67.4%)
% of revenue	2.3%	2.7%		2.9%	2.6%

- Gross profit, operating expenses, operating income, net income and earnings per share have been adjusted to reflect non-GAAP operating results. See the reconciliation of non-GAAP data to GAAP net income and earnings per share at the end of this press release.

3D printers and other products revenue nearly doubled to $126.8 million on stronger demand as a result of the company's effective portfolio convergence, price point re-alignment and channel expansion. Print materials revenue grew 46.1% to $103.2 million on 124.2% higher printer units and services revenue increased by $30.5 million over 2011 to $123.7 million and included $79.2 million of on-demand parts.

"We are thrilled with the progress we are making on our consumer growth initiative and expect revenue from our consumer products to be meaningful to our revenue in the second half of 2013," continued Reichental.

The company announced that its three-for-two stock split was completed effective on the close of business Friday, February 22, 2013 by distributing a 50% stock dividend in the form of additional shares to its stockholders of record on February 15, 2013. Trading of the company's common stock on the New York Stock Exchange will begin this morning on a split-adjusted basis at approximately 66% of last Friday's closing price.

The company announced its annual guidance for the full year 2013, expecting its revenue to be in the range of $440 million to $485 million and its non-GAAP earnings per share to be in the range of $1.00 to $1.15, on a post-split basis, inclusive of the acquisition of Geomagic, which the company expects to close by the end of February 2013.

"We entered 2013 with positive sales momentum shaped by increased demand from advanced manufacturing activities. While we may face lingering economic uncertainties in parts of the world, we expect to continue to benefit from robust R&D and manufacturing spending by our customers worldwide," concluded Reichental.

Conference Call and Webcast Details

3D Systems will hold a conference call and webcast to discuss its operating results for the fourth quarter and full year 2012 on Monday, February 25, 2013 at 9:00 a.m., Eastern Time.

  To access this webcast, log onto 3D Systems' web site at investor.3dsystems.com. To ensure timely participation and technical capability, we recommend logging on a few minutes prior to the conference call to activate your participation.

  To access this conference call, dial 1-800-295-3991 from in the U.S. or 1-617-614-3924 from outside the U.S. and enter participant code 68343877.

  The webcast will be also be available for replay beginning approximately two hours after completion of the call at: investor.3dsystems.com.

The company filed its Annual Report on Form 10-K today and copies are available free of charge upon request from Investor Relations.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

Presentation of Information in This Press release

The company reported non-GAAP measures that adjust net income and earnings per share by excluding the impact of amortization of intangibles, non-cash interest expense, non-recurring acquisition expenses, litigation settlements, loss on conversion of notes, stock-based compensation expense and releases of the valuation allowance on deferred tax assets. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems Corporation

3D Systems is a leading provider of 3D content-to-print solutions including 3D printers, print materials and on-demand custom parts services for professionals and consumers alike. The company also provides affordable CAD modeling, reverse engineering and inspection software tools and consumer 3D printers, apps and services. Its expertly integrated solutions replace and complement traditional methods and reduce the time and cost of designing and manufacturing new products. 3D Systems' products and services are used to rapidly design, communicate, prototype or produce real functional, parts, empowering customers to create and make with confidence.

More information on the company is available at www.3DSystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

Tables Follow

3D Systems Corporation
Audited Consolidated Statements of Operations and Comprehensive Income
Quarter and Year Ended December 31, 2012 and 2011

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2012	2011	2012	2011

Revenue:
Products	$ 68,757	$ 41,944	$ 229,980	$ 137,306
Services	32,814	27,916	123,653	93,117

Total revenue	101,571	69,860	353,633	230,423

Cost of sales:
Products	31,665	20,837	105,286	66,589
Services	17,410	16,158	67,151	54,806

Total cost of sales	49,075	36,995	172,437	121,395

Gross profit	52,496	32,865	181,196	109,028

Operating expenses:
Selling, general and administrative	26,524	17,572	97,422	59,795
Research and development	7,806	4,594	23,203	14,331

Total operating expenses	34,330	22,166	120,625	74,126

Income from operations	18,166	10,699	60,571	34,902

Interest and other expense (income), net	8,703	1,991	17,292	2,456

Income before income taxes	9,463	8,708	43,279	32,446
Provision for (benefit of) income taxes	(1,449)	703	4,338	(2,974)

Net income	$ 10,912	$ 8,005	$ 38,941	$ 35,420

Other comprehensive income
Unrealized gain (loss) on pension obligation	(715)	(275)	(714)	(275)
Foreign currency translation gain (loss)	1,499	(1,493)	1,640	(1,743)

Comprehensive income	$ 11,696	$ 6,237	$ 39,867	$ 33,402

Net income per share - basic	$ 0.19	$ 0.16	$ 0.72	$ 0.71

Net income per share - diluted	$ 0.19	$ 0.16	$ 0.71	$ 0.70

3D Systems Corporation
Audited Consolidated Balance Sheets
December 31, 2012 and 2011

(in thousands, except par value)	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$ 155,859	$ 179,120
Accounts receivable, net of allowance for doubtful accounts of $4,317 (2012) and $3,019 (2011)	79,869	51,195
Inventories, net of reserves of $3,534 (2012) and $2,542 (2011)	41,820	25,283
Prepaid expenses and other current assets	4,010	2,241
Current deferred income tax asset	5,867	3,528
Restricted cash	13	13
Total current assets	287,438	261,380
Property and equipment, net	34,353	29,594
Intangible assets, net	108,377	54,040
Goodwill	240,314	107,651
Long term deferred income tax asset	107	3,195
Other assets, net	6,853	7,114
Total assets	$ 677,442	$ 462,974

LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$ 174	$ 163
Accounts payable	32,095	25,911
Accrued and other liabilities	24,789	16,816
Customer deposits	2,786	3,398
Deferred revenue	15,309	11,260
Total current liabilities	75,153	57,548
Long term portion of capitalized lease obligations	7,443	7,609
Convertible senior notes, net	80,531	131,107
Deferred income tax liability	23,142	3,656
Other liabilities	10,840	8,266
Total liabilities	197,109	208,186
Commitments and Contingencies
Stockholders' equity:
Preferred stock, authorized 5,000 shares, none issued	—	—
Common stock, $0.001 par value, authorized 120,000 shares; 59,855 (2012) and 50,975 (2011) issued	60	51
Additional paid-in capital	460,237	274,542
Treasury stock, at cost: 355 (2012) and 324 shares (2011)	(240)	(214)
Accumulated earnings (deficit )	16,410	(22,531)
Accumulated other comprehensive income	3,866	2,940
Total stockholders' equity	480,333	254,788
Total liabilities and stockholders' equity	$ 677,442	$ 462,974

3D Systems Corporation
Audited Consolidated Statements of Cash Flows
Year Ended December 31, 2012 and 2011

(in thousands)	2012	2011
Cash flows from operating activities:
Net income	$ 38,941	$ 35,420
Adjustments to reconcile net income to net cash provided by operating activities:
Benefit of deferred income taxes	(661)	(5,140)
Depreciation and amortization	21,229	11,093
Non-cash interest on convertible notes	3,876	409
Provision for bad debts	3,039	1,731
Stock-based compensation	5,118	2,637
(Gain) loss on the disposition of property and equipment and investments	(674)	256
Loss on conversion of convertible debt	7,021	—
Changes in operating accounts:
Accounts receivable	(19,246)	(12,090)
Inventories	(12,225)	(2,608)
Prepaid expenses and other current assets	(794)	45
Accounts payable	(238)	(3,457)
Accrued liabilities	9,081	141
Customer deposits	(1,336)	857
Deferred revenue	1,164	525
Other operating assets and liabilities	(1,251)	(2,159)
Net cash provided by operating activities	53,044	27,660
Cash flows from investing activities:
Purchases of property and equipment	(3,224)	(2,870)
Proceeds from disposition of property and equipment and other assets	—	174
Additions to license and patent costs	(729)	(336)
Cash paid for acquisitions, net of cash assumed	(183,701)	(92,677)
Net cash used in investing activities	(187,654)	(95,709)
Cash flows from financing activities:
Proceeds from 5.50% convertible notes	—	148,960
Convertible notes capitalized costs	—	(3,594)
Proceeds from issuance of common stock	106,889	62,054
Proceeds from exercise of stock options and restricted stock, net	4,400	2,764
Repayment of capital lease obligations	(163)	(221)
Proceeds from capital lease obligations	—	—
Restricted cash	—	12
Net cash provided by financing activities	111,126	209,975
Effect of exchange rate changes on cash	223	(155)
Net increase (decrease) in cash and cash equivalents	(23,261)	141,771
Cash and cash equivalents at the beginning of the period	179,120	37,349
Cash and cash equivalents at the end of the period	$ 155,859	$ 179,120

3D Systems Corporation
Schedule 1
Earnings Per Share

Following is a reconciliation of the numerator and denominator of the basic and diluted net earnings per share computations:

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2012	2011	2012	2011

Basic and diluted earnings per share:
Basic earnings per share:
Numerator:
Net income	$ 10,912	$ 8,005	$ 38,941	$ 35,420

Denominator:
Weighted average common shares outstanding	57,417	50,615	53,878	49,748

Basic earnings per share	$ 0.19	$ 0.16	$ 0.72	$ 0.71

Diluted earnings per share:
Numerator:
Net income	$ 10,912	$ 8,005	$ 38,941	$ 35,420

Denominator:
Weighted average common shares outstanding	57,417	50,615	53,878	49,748
Effect of dilutive securities:
Stock options	36	838	604	975

Diluted weighted average shares outstanding	57,453	51,453	54,482	50,723

Diluted earnings per share	$ 0.19	$ 0.16	$ 0.71	$ 0.70

3D Systems Corporation
Schedule 2
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income
Quarter and Year Ended December 31, 2012 and 2011

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2012	2011	2012	2011

GAAP Net Income	$ 10,912	$ 8,005	$ 38,941	$ 35,420

Adjustments:
Stock-based compensation	1,317	810	4,613	2,637
Amortization of intangibles (a) (b)	2,894	2,075	11,452	5,050
Acquisition and severance expenses	2,015	2,513	4,982	3,664
Non-cash interest expenses	857	400	3,489	400
Loss on convertible notes	5,199	--	6,295	--
Net gain on acquisitions and litigation settlements	--	--	(1,296)	--
Release of valuation allowance on deferred tax assets	(610)	--	(610)	(6,221)

Non-GAAP adjusted net income	$ 22,584	$ 13,803	$ 67,866	$ 40,950

Non-GAAP adjusted income per share - basic	$ 0.39	$ 0.27	$ 1.26	$ 0.82
Non-GAAP adjusted income per share - diluted	$ 0.39	$ 0.27	$ 1.25	$ 0.81

(a) Represents amortization expense for the quarters ended December 31, 2012 and 2011, of which $54 and $44, respectively, is included in the cost of sales and the remaining $2,840 and $2,031, respectively, is included in operating expenses.
(b) Represents amortization expense for the years ended December 31, 2012 and 2011, of which $193 and $237, respectively, is included in the cost of sales and the remaining $11,259 and $4,813, respectively, is included in operating expenses.
CONTACT: Investor Contact:
         Stacey Witten
         803-326-4010
         Email: Stacey.Witten@3dsystems.com

         Media Contact:
         Cathy Lewis
         781-852-5007
         Email: Cathy.Lewis@3dsystems.com